UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant’s telephone number	IRS Employer Identification Number
1-3198	Idaho Power Company	82-0130980

1221 W. Idaho Street

Boise, ID 83702-5627

(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

Idaho Power Company Bond Purchase Agreement and Supplemental Indenture

On December 22, 2022, Idaho Power Company (“IPC”) entered into a Bond Purchase Agreement (the “Bond Purchase Agreement”) with certain institutional purchasers (the “Purchasers”), relating to the sale by IPC of $170,000,000 aggregate principal amount of IPC’s First Mortgage Bonds, Secured Medium-Term Notes, Series N (the “Series N Notes”). IPC will use the proceeds of the sale of the Series N Notes for general corporate purposes, primarily related to the construction of a battery storage project. The Series N Notes consist of:

•	$23,000,000 aggregate principal amount of Idaho Power’s 4.99% First Mortgage Bonds due 2032, Secured Medium-Term Notes, Series N, Tranche 1 (the “Tranche 1 Bonds”);

•	$25,000,000 aggregate principal amount of Idaho Power’s 5.06% First Mortgage Bonds due 2042, Secured Medium-Term Notes, Series N, Tranche 2 (the “Tranche 2 Bonds”);

•	$60,000,000 aggregate principal amount of Idaho Power’s 5.06% First Mortgage Bonds due 2043, Secured Medium-Term Notes, Series N, Tranche 3 (the “Tranche 3 Bonds”); and

•	$62,000,000 aggregate principal amount of Idaho Power’s 5.20% First Mortgage Bonds due 2053, Secured Medium-Term Notes, Series N, Tranche 4 (the “Tranche 4 Bonds”).

The Bond Purchase Agreement contains representations, warranties and agreements of IPC, customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. A copy of the Bond Purchase Agreement is filed as Exhibit 1.1 to this report.

The Tranche 1 Bonds and Tranche 2 Bonds were issued on December 22, 2022 and the Tranche 3 Bonds and Tranche 4 Bonds are expected to be issued on March 8, 2023, each under the Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937, between IPC and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as supplemented by all indentures supplemental thereto (the “Indenture”). Effective as of December 20, 2022, IPC entered into the Fifty-second Supplemental Indenture, to the Indenture. The Fifty-second Supplemental Indenture provides for, among other items, the issuance of Series N Notes pursuant to the Indenture.

A copy of the Fifty-second Supplemental Indenture is filed as Exhibit 4.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Bond Purchase Agreement, dated December 22, 2022, between Idaho Power Company and the Purchasers named therein

4.1	Idaho Power Company Fifty-second Supplemental Indenture, dated effective as of December 20, 2022, to Mortgage and Deed of Trust, dated as of October 1, 1937

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2022

IDAHO POWER COMPANY

By:	/s/ Lisa A. Grow
Lisa A. Grow
President and Chief Executive Officer